UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

Form 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 22, 2018

Global Blood Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37539	27-4825712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

171 Oyster Point Blvd., Suite 300, South San Francisco, CA 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 741-7700
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2018, Global Blood Therapeutics, Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche Inc. (together, “Roche”) pursuant to which Roche granted the Company an exclusive and sublicensable worldwide license under certain patent rights and know-how to develop and commercialize inclacumab, a novel fully human monoclonal antibody against P-selectin, including any modified compounds targeting P-selectin and derived from inclacumab, for all indications and uses, except diagnostic use. The Company grants back to Roche a non-exclusive, worldwide, perpetual, royalty-free license to inclacumab solely for any diagnostic use.

The License Agreement includes the additional terms and conditions below, among others.

•	The Company will pay Roche an upfront payment of $2.0 million.

•	The Company will pay Roche up to an aggregate of $125.5 million in milestone payments for the sickle cell disease indication, including up to $40.5 million based on achievement of certain clinical development and regulatory milestones for inclacumab in the sickle cell disease indication, and up to $85.0 million based on achievement of certain thresholds for annual net sales of inclacumab. The Company will also pay Roche up to an additional $5.5 million in milestone payments, which are owed to a third party, based on achievement of such clinical development and regulatory milestones for inclacumab. The Company will also pay Roche up to $19.25 million in milestone payments based on achievement of certain clinical development and regulatory milestones for inclacumab for any other indication than the sickle cell disease indication.

•	The Company will pay Roche royalties, including a portion owed to a third party, based on tiered percentages ranging from low double-digit for the first annual net sales tier up to mid double-digit for annual net sales over $1.0 billion. Royalty payments will be payable with respect to net sales in a given country commencing on the date of first commercial sale of inclacumab in such country and ending on the later of the date that is (a) ten years after the date of first commercial sale of inclacumab in such country, or (b) the expiration of the last to expire valid claim under the Roche patent rights or the jointly-owned patent rights in such country covering the use, manufacture, import, offering for sale, or sale of inclacumab.

•	The Company will have the right to sublicense its rights under the License Agreement to its affiliates without Roche’s consent. Subject to certain conditions and limitations, including Roche’s right of first negotiation described below, the Company will also have the right to sublicense its rights under the License Agreement to non-affiliates pursuant to partner agreements with Roche’s prior written consent, which will not be unreasonably withheld or delayed.

•	The Company will conduct the development of inclacumab under the License Agreement in accordance with a written development plan, and will be solely responsible, at its own expense, for all development, manufacturing and supply activities, regulatory activities and commercialization of inclacumab worldwide.

•	If at any time prior to the expiration of royalty or other payment obligations under the License Agreement, or the earlier termination of the License Agreement, the Company intends to enter into a partner agreement to sublicense rights to inclacumab, then Roche will have a right of first negotiation during an exclusivity period to negotiate in good faith with the Company the terms and conditions of such proposed transaction.

•	If the Company enters into any change of control transaction at any time prior to an agreed upon time period following the commercial launch of an inclacumab product, or enters into a partner agreement to sublicense inclacumab at any time during the term of the License Agreement (each, a “Strategic Transaction”), then the Company will pay Roche tiered percentages of the net proceeds received by the Company in connection with such Strategic Transaction (only to the extent the net proceeds are attributable to inclacumab in the case of a change of control). If the Company enters into a change of control and the acquirer has a certain type of competing product or product candidate for the sickle cell disease indication, then the acquirer must either outlicense or sell its own competing program within an agreed upon time period or Roche has the right to terminate the License Agreement.

•	The License Agreement may be terminated (a) by either party, upon the other party’s uncured material breach, (b) by either party, immediately upon the other party’s insolvency event, or (c) by the Company, at any time without cause, upon six-months’ prior written notice to Roche delivered before the first commercial sale of inclacumab or upon nine-months’ prior written notice to Roche delivered after the first commercial sale of inclacumab. Upon termination by the Company for Roche’s breach or insolvency event, the rights and licenses granted by Roche to the Company under the License Agreement will terminate in their entirety on the effective date of termination.

•	Upon termination by the Company without cause or termination by Roche for the Company’s breach or insolvency event or the Company’s debarment, the rights and licenses granted to the Company under the License Agreement will terminate in their entirety on a product-by-product basis, as applicable, in any case on the effective date of termination, and in such case Roche may elect to continue development and/or commercialization of inclacumab in certain circumstances. If Roche elects to continue, then the Company will continue ongoing activities at its own expense until the effective date of termination, and the Company will transfer to Roche all clinical development documents, regulatory filings and approvals and clinical and commercial material, and grant certain rights to Roche to support its continued development and/or commercialization of inclacumab. If Roche does not elect to so continue, then the Company will have the right to cancel all cancellable ongoing obligations and complete all non-cancellable obligations at its own expense.

•	The License Agreement contains, among other provisions, customary representations and warranties by the parties, intellectual property protection covenants, reporting obligations by the Company, certain indemnification rights in favor or each party, customary confidentiality provisions and limitations of liability.

The foregoing description of the License Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the License Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2018. The Company intends to seek confidential treatment for certain portions of the License Agreement pursuant to a Confidential Treatment Request submitted to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Blood Therapeutics, Inc.

Date: August 22, 2018	By:	/s/ Jeffrey Farrow
Jeffrey Farrow
Chief Financial Officer (Principal Financial Officer)